As filed with the Securities and Exchange Commission on September 26, 2024

Registration No. 333-42849

Registration No. 333-191668

Registration No. 333-234157

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-42849

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-191668

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-234157

UNDER

THE SECURITIES ACT OF 1933

____________________________________________

WORTHINGTON ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-1189815
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Co.)

200 West Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan

and

Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan

(Full title of the plans)

Patrick J. Kennedy, Esq.

Vice President, General Counsel and Secretary

Worthington Enterprises, Inc.

200 West Old Wilson Bridge Road

Columbus, Ohio 43085

(614) 438-3210

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Chadwick P. Reynolds, Esq.

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, Ohio 43215

(614) 464-6340

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Worthington Enterprises, Inc., formerly known as Worthington Industries, Inc., an Ohio corporation (the “Registrant”), filed registration statements on Form S-8 on (i) December 19, 1997 (Registration No. 333-42849), (ii) October 10, 2013 (Registration No. 333-191668) and (iii) October 10, 2019 (Registration No. 333-234157) (collectively, the “Prior Registration Statements”) to register, in the aggregate, 8,000,000 common shares, without par value, of the Registrant (the “Common Shares”) for offer or sale pursuant to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan, as amended (the “1997 LTIP”). Requisite registration fees were paid at the time of filing of the Prior Registration Statements.

The Registrant has since adopted the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan (the “Plan”), and the Registrant’s shareholders approved the Plan at the Registrant’s annual meeting of shareholders on September 24, 2024. Effective on September 24, 2024, the Registrant will not issue any new awards under the 1997 LTIP.

The Plan provides for, among other things, the issuance of the number of Common Shares subject to awards outstanding under the 1997 LTIP and the Worthington Industries, Inc. 2010 Stock Option Plan, as amended, as of September 24, 2024, that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Common Shares) (the “Carryover Shares”). The Registrant believes that the potential number of Carryover Shares from the 1997 LTIP will not exceed 1.0 million Common Shares.

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was disclosed in the Prior Registration Statements, the Registrant is filing these Post-Effective Amendments to the Prior Registration Statements to reflect that the Carryover Shares from the 1997 LTIP previously available for issuance under the Prior Registration Statements will no longer be issued under the 1997 LTIP and may instead become authorized for issuance under the Plan.

In addition, these Post-Effective Amendments are filed to withdraw from registration all Common Shares registered under the Prior Registration Statements that remain unissued under the 1997 LTIP other than Common Shares issuable upon the exercise or settlement of awards outstanding under the 1997 LTIP.

These Post-Effective Amendments to the Prior Registration Statements shall become effective upon filing with the Securities and Exchange Commission (“SEC”) pursuant to Rule 464 under the Securities Act of 1933, as amended. In accordance with SEC Compliance and Disclosure Interpretation 126.43, no new filing fee is due with respect to these Post-Effective Amendments.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit	Location
5.1	Opinion of Vorys, Sater, Seymour and Pease LLP (as to the validity of the securities registered hereunder)	Filed herewith
5.2	Opinion of Dale T. Brinkman (as to the validity of the securities then registered)	Incorporated herein by referenced to Exhibit 5 to the Registrant’s Form S-8 Registration Statement filed on December 19, 1997
5.3	Opinion of Dale T. Brinkman (as to the validity of the securities then registered)	Incorporated herein by referenced to Exhibit 5.1 to the Registrant’s Form S-8 Registration Statement filed on October 10, 2013
5.4	Opinion of Dale T. Brinkman (as to the validity of the securities then registered)	Incorporated herein by referenced to Exhibit 5.1 to the Registrant’s Form S-8 Registration Statement filed on October 10, 2019
23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Included in Exhibit 5.1 hereto
24.1	Powers of Attorney	Filed herewith
[Remainder of page intentionally left blank. Signature pages follow.]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of these Post-Effective Amendments to the Registration Statements on Form S‑8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on September 26, 2024.

WORTHINGTON ENTERPRISES, INC.

By: /s/ B. Andrew Rose
B. Andrew Rose President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements on Form S-8 have been signed by the following persons in the capacities indicated on September 26, 2024.

Signature	Title
/s/ B. Andrew Rose	President and Chief Executive Officer (Principal Executive Officer) and a Director
B. Andrew Rose
/s/ Joseph B. Hayek	Executive Vice President and Chief Financial and Operations Officer (Principal Financial Officer)
Joseph B. Hayek
/s/ Kevin J. Chan	Vice President – Corporate Controller (Principal Accounting Officer)
Kevin J. Chan
/s/ John B. Blystone*	Chairman of the Board and a Director
John B. Blystone
/s/ Kerri B. Anderson*	Director
Kerri B. Anderson
/s/ David P. Blom*	Director
David P. Blom
/s/ Mark C. Davis*	Director
Mark C. Davis
/s/ Michael J. Endres*	Director
Michael J. Endres
/s/ Paul G. Heller*	Director
Paul G. Heller
/s/ Ozey K. Horton, Jr.*	Director
Ozey K. Horton, Jr.
/s/ John H. McConnell II*	Director
John H. McConnell II
/s/ Billy R. Vickers*	Director
Billy R. Vickers
/s/ Virgil L. Winland*	Director
Virgil L. Winland

* The above-named directors of the Registrant sign these Post-Effective Amendments to the Registration Statements on Form S-8 by Patrick J. Kennedy, their attorney-in-fact, pursuant to the Powers of Attorney signed by the above-named directors, which Powers of Attorney are filed as Exhibit 24.1 hereto.